PRESS RELEASE

WellMark Chooses Magic’s Mobile Technology to
Build iPhone and iPad Apps

Magic xpa Application Platform Streamlines Development of Mobile Business Apps for WellMark’s Field Sales Teams

Or Yehuda, Israel, August 02, 2012 – Magic Software Enterprises Ltd. (NASDAQ: MGIC), a global provider of software platforms for enterprise mobility, cloud applications, and business integration, announced today that WellMark LLC, a USA-based manufacturer of liquid and pneumatic controls and valves for the oil and gas industry, has chosen Magic xpa Application Platform to develop and deploy iPhone and iPad mobile business applications.

WellMark created a system for sales representatives, which extends their dynamic and growing collection of services wherever and whenever they are needed. WellMark’s iPhone and iPad users can access pricing, in-house and remote warehouse inventory status, and customer status information, which lead to reduction of sales calls while placing orders, significant reduction in return material authorizations (RMA), and reduced shipping costs.

“We chose Magic’s mobile offering because we feel it is optimal for dealing with the challenges most developers have when dealing with multiple technologies,” said Todd Canedy, Manager of Information Systems at WellMark. “Magic is a technology unifier for us that reduces the number of skill sets needed to deploy business capabilities across multiple mobile and back-end technologies, regardless of the underlying systems.”

WellMark chose Magic’s scalable solution because of its ability to rapidly and securely deploy any enterprise application over any mobile operating system from a single development effort, while supporting native smartphone features.

Commenting on these projects, Regev Yativ, President and CEO of Magic Software Enterprises Americas, said: “WellMark is a great example of a mid-size company that uses Magic xpa to deliver enhanced capabilities to its sales via mobile apps. Its innovative use of mobile apps to deliver exceptional proprietary value distinguishes it as a leader in its industry that is completely committed to providing the best possible service to its customers.”

About Magic Software Enterprises

Magic Software Enterprises (NASDAQ: MGIC) empowers customers and partners around the globe with smarter technology that provides a multichannel user experience of enterprise logic and data.

For more information, visit www.magicsoftware.com.

About WellMark

Established in Oklahoma City in 1981, WellMark is a leading manufacturer of a comprehensive range of machinery components for the petroleum and petrochemical industries, including diaphragm-operated valves, pneumatic and electrical level controls, safety relief valves, chemical pumps, liquid level indicators, switches, point-level electronic controls, and various accessory products.

For more information, visit www.wellmarkco.com.

Press Contact:

Tania Amar | VP Global Marketing

Magic Software Enterprises

tania@magicsoftware.com

Except for any historical information contained herein, matters discussed in this press release might include forward-looking statements that involve a number of risks and uncertainties. Regarding any financial statements, actual results might vary significantly based upon a number of factors including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product conditions, both locally and abroad, release and sales of new products by strategic resellers and customers, and other risk factors detailed in Magic's most recent annual report and other filings with the Securities and Exchange Commission.

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